UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 3, 2005

                         Concurrent Computer Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-13150
                                     -------
                            (Commission File Number)

                                   04-2735766
                                   ----------
                      (IRS Employer Identification Number)

           4375 River Green Parkway, Suite 100, Duluth, Georgia 30096
           ----------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code:  (678) 258-4000

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 25, 2004 the Compensation Committee of the Board of Directors granted performance based restricted shares to T. Gary Trimm, Warren Neuburger, Steven
K. Necessary*, Steven R. Norton*, Kirk L. Somers, Gregory S. Wilson, and other employees of Concurrent Computer Corporation (the "Company") pursuant to the Company's 2001 Stock Option Plan. The number of performance based restricted shares granted are as follows: T. Gary Trimm, 63,047 shares; Warren Neuburger, 29,182 shares; Steven K. Necessary, 30,803 shares; Steven R. Norton, 27,020 shares; Kirk L. Somers, 14,771 shares; and Gregory S. Wilson, 5,629 shares. The shares will vest when and if the Company accomplishes yearly revenue and net operating income goals set by the Compensation Committee on the date of the grant. The shares are returned to the Company if the individual is not employed by the Company if and when the performance goals are achieved. If the performance criteria are not met within any one year, they can be made up in the next fiscal year if the sum of the actual results for the two year period exceeds the sum of the performance criteria for that two year period.

* Indicates individuals no longer employed by the Company.




ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

          THE FOLLOWING EXHIBIT IS FILED HEREWITH:

EXHIBIT NO.     DESCRIPTION
-----------     -----------

10.1  -         Summary of Performance Grants.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 3, 2005.

CONCURRENT COMPUTER CORPORATION
(Registrant)


By:    /s/ Greg Wilson
   --------------------------------
Greg Wilson
Chief Financial Officer


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
EXHIBIT INDEX

EXHIBIT NUMBER AND DESCRIPTION
------------------------------

10.1     Summary of Performance Grants.


                                      -4-
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